Exhibit 99.1

Triangle Petroleum PROVIDES Financial Results and operational update for all business segments for fOURTH Quarter and Full Fiscal year 2015

DENVER,  April 13, 2015 /PR Newswire/  – Triangle Petroleum Corporation (“Triangle” or the “Company”) (NYSE MKT: TPLM) today provides an operational update and reports its fourth quarter fiscal year 2015 (“Q4 2015”) and full fiscal year 2015 (“FY 2015”) results for the period ended January 31, 2015.

Highlights for Fiscal Year 2015

•

Increased volumes in FY 2015 to 4,176 Mboe (+116% y/y) as compared to 1,929 Mboe in fiscal year 2014 (“FY 2014”).   Average daily production increased to 11,441 Boepd in FY 2015, or 2% above the high end of our FY 2015 guidance range of 10,200-11,200 Boepd, from 5,286 Boepd in FY 2014

•	Total capital expenditures amounted to approximately $671.9 million, in line with guidance
•	Increased consolidated adjusted net income in FY 2015 to $54.1 million, or $0.58 per fully diluted EPS (+21% y/y), as compared to $37.4 million, or $0.48 per fully diluted EPS in FY 2014
•

Increased total estimated net proved reserves to 58,870 Mboe  (61% proved developed) at fiscal year-end 2015, a 46% increase over fiscal year-end 2014 total estimated net proved reserves, with an associated increase in SEC PV-10 to approximately $983 million (+45% y/y)

•	Repurchased and retired $20.5 million face value of Triangle USA Petroleum Corporation (“TUSA”) outstanding 6.75% bonds for $13.9 million
•

Repurchased 6.5 million shares of common stock at an average price of $4.94 per share in Q4 2015, bringing cumulative repurchases during FY 2015 to approximately 11.4 million shares at an average price of $6.72 per share leaving a total of approximately 75.2 million shares outstanding at January 31, 2015

•	$428.7 million of total liquidity as of January 31, 2015, including $67.9 million of cash on hand and available borrowing capacity on TUSA and RockPile Energy Services (“RockPile”) credit facilities

Segment Financial Results

FY 2015 and Q4 2015 stand-alone revenue and Adjusted-EBITDA  (reference accompanying “Reconciliation Tables” as well as “Use of Segment Information and Non-GAAP Measures”  disclosures at end of press release)

FY 2015	Revenue	y/y % Change	Adj.-EBITDA	y/y % Change
E&P	$284.5	77%	$208.2	86%
RockPile	$418.1	116%	$95.1	127%
Total	$702.6	98%	$303.3	97%

*Dollars in U.S. millions

*Exploration and production operating segment (“E&P”) Adjusted-EBITDA includes all exploration and  production related business lines, and does not include TPC (parent company) other revenues and expenses

Q4 2015	Revenue	y/y % Change	Adj.-EBITDA	y/y % Change
E&P	$63.0	28%	$54.2	69%
RockPile	$111.1	97%	$17.9	71%
Total	$174.2	65%	$72.1	70%

*Dollars in U.S. millions. Total amounts vary due to rounding

*Exploration and production operating segment (“E&P”) Adjusted-EBITDA includes all exploration and  production related business lines, and does not include TPC (parent company) other revenues and expenses

Operational Update

•

TUSA generated $284.5 million of revenue in FY 2015 (+77% y/y) as compared to $160.5 of revenue in FY 2014.  In Q4 2015, TUSA generated $63.0 million of revenue (+28% y/y) as compared to $49.4 million in Q4 2014

•	Increased Q4 2015 volumes to 1,357 Mboe (+103% y/y) from 667 Mboe in Q4 2014. Q4 2015 average daily volumes were 14,747 Boepd as compared to 7,249 Boepd in Q4 2014
•	Spud 62 gross (43.9 net) and completed 49 gross (34.5 net) operated wells with a four-rig operated program in FY 2015

— Incurred $435 million of operated and non-operated drilling and completion capex in FY 2015

▪

Includes a consolidated elimination benefit from RockPile, Caliber Midstream Partners L.P. (“Caliber”),  and other services in FY 2015 resulting in an aggregate net reduction of $31.6 million in oil and natural gas property expenditures, which represents an approximate 7% cost savings

— Reduced gross well costs to $10.2 million on average in FY 2015 (-14% y/y) with recent gross well AFEs coming in under $8 million and already exceeding the top end of our 10-20% FY 2016 well cost reduction target

— Decreased drilling time to an average of 16 days in FY 2015 as a result of high grading drilling rig fleet and pad drilling efficiencies

— 84% of approximately 83,000 net core acres held by production as of fiscal year-end 2015

•

Successful Bakken down spacing program across our core acreage supported an increase in gross operated remaining drilling inventory to 673 locations assuming 8 Bakken (up from 6) and 4 Three Forks wells per drilling spacing unit (DSU); further evaluation and testing of Three Forks down spacing ongoing

•	As of January, 31 2015, approximately 90% of operated producing wells were connected to gas sales and 91% were connected to oil gathering infrastructure
•	Reduced lease operating expense (LOE) to $6.15/boe (-18% y/y) in FY 2015 from $7.49/boe in FY 2014

•

RockPile generated $418.1 million (+116% y/y) of stand-alone revenue in FY 2015 ($288.5 million of consolidated revenue)  as compared to $193.6 million in FY 2014 ($98.2 million of consolidated revenue).   In Q4 2015,  RockPile generated $111.1 million (+97% y/y) of stand-alone revenue as compared to $56.5 million in Q4 2014

— Increased year-over-year completions by 83%, completing 49 Triangle operated wells and 99 third-party wells in FY 2015 as compared to 31 Triangle operated wells and 50 third-party wells in FY 2014

— Backlog of 39 wells, including 37 for third-party operators,  at the end of February 2015

— In FY 2015, RockPile paid total distributions of $89 million (95% cash) to Triangle

Q4 Fiscal Year 2015 and Fiscal Year 2015 Summary Consolidated Statement of Operations (in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2015	2014	2015	2014
Revenues
Oil, natural gas and natural gas liquids sales	$63,023	$49,372	$284,502	$160,548
Oilfield services(a)	93,965	$36,138	288,453	98,199
Total Revenues	156,988	85,510	572,955	258,747
Expenses
Lease operating expenses	6,962	4,965	25,703	14,454
Gathering, transportation and processing	6,605	2,753	18,520	4,302
Production taxes	6,112	5,482	29,774	18,006
Depreciation and amortization	43,590	21,011	124,055	58,011
Accretion of asset retirement obligations	(157)	(944)	167	56
Oilfield services(a)	74,475	29,285	216,596	82,327
Corporate and other stock-based compensation	1,808	1,978	6,255	6,113
E&P stock-based compensation	323	230	1,155	1,127
RockPile stock-based compensation	146	132	509	590
Corporate and other cash G&A expenses	4,878	2,837	14,550	8,203
E&P cash G&A expenses	3,484	1,739	13,736	7,480
RockPile cash G&A expenses	7,560	3,541	25,218	11,116
System conversion costs	-	-	1,334	-
Total operating expenses	155,786	73,009	477,572	211,785

Operating Income	1,202	12,501	95,383	46,962

Interest expense, net	(9,164)	(1,698)	(25,100)	(7,132)
Amortization of deferrred loan costs	(1,372)	(554)	(3,149)	(554)
Gain on extinguishment of debt	6,610	-	6,610	-
Commodity derivatives gains (losses)	50,605	2,146	64,050	1,082
Equity investment income (loss)	(376)	-	81	-
Gain (loss) on equity investment derivatives	(3,109)	3,953	553	39,785
Other income	360	(126)	469	1,278
Total other income	43,553	3,720	43,514	34,459

Net Income Before Income Taxes	44,755	16,221	138,897	81,421
Income tax provision(b)	5,850	1,972	45,500	7,941
Net Income	$38,905	$14,249	$93,397	$73,480

Net Income per Common Share
Basic	$0.50	$0.17	$1.12	$1.07
Diluted(c)	$0.42	$0.15	$0.97	$0.91

Adjusted Net Income per Common Share(d)
Basic	$0.06	$0.12	$0.65	$0.55
Diluted(c)	$0.06	$0.11	$0.58	$0.48

Weighted Average Common Shares
Basic	77,207	85,677	83,611	68,579
Diluted	94,857	102,757	101,032	84,558

(a)	Includes intercompany eliminations; reference Note 3 – Segment Reporting in our fiscal year 2015 Form 10-K for additional details
(b)

The effective tax rate for the three months and year ended January 31, 2015 is approximately 13% and 33%, respectively, which differs from the statutory income tax rate due to permanent book to tax differences. Income tax provision is a non-cash expense

(c)

Includes interest expense add-back of $1.0 million and $4.1 million net of income taxes and amounts capitalized for the 3 months and year ended January 31, 2015, respectively,  related to outstanding convertible note

(d)	Reference accompanying Reconciliation Tables and Use of Segment Information and Non-GAAP Measures at end of press release for additional detail

Use of Segment Information and Non-GAAP Measures

(1)

The Company often provides financial metrics for Triangle’s segments of operation. Revenues for each segment are disclosed in notes to the financial statements contained in the Company’s Form 10-K and Form 10-Q filings, but the sum of those stand-alone revenues differ from Triangle’s consolidated revenues for the corresponding reporting period. Triangle’s consolidated revenues would reflect segment revenues reduced for intercompany sales (i.e. for RockPile services to Triangle’s E&P segment).

Triangle also believes that stand-alone segment revenue assists investors in measuring RockPile’s performance as  a stand-alone company without eliminating, on a consolidated basis, certain revenues attributable to services for Triangle’s economic interests in wells operated by Triangle’s E&P segment.

(2)

Adjusted-EBITDA represents income before interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items. Adjusted-EBITDA is not a calculation based upon generally accepted accounting principles in the U.S. ("GAAP"). Triangle has presented Adjusted-EBITDA by segment because it regularly reviews Adjusted-EBITDA by segment as a measure of the segment’s operating performance. Triangle also believes Adjusted-EBITDA assists investors in comparing segment performance on a consistent basis without regard to interest expense, income taxes, depreciation and amortization, other non-cash items, and non-recurring items which can vary significantly depending upon many factors.

The total of Adjusted-EBITDA by segment is not indicative of Triangle’s consolidated Adjusted-EBITDA, which reflects other matters such as (i) additional parent company administrative costs, (ii) intercompany eliminations, (iii) paid-in-kind interest expense on the convertible notes, and (iv) the use of the equity method, rather than consolidation, for Triangle’s investment in Caliber.  The Adjusted-EBITDA measures presented in the “Reconciliation Tables” may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

Triangle believes that net income before income taxes is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to Adjusted-EBITDA. Net income before income taxes will be significantly affected by consolidated interest expense and full-cost pool amortization. Such amortization varies with changes in proved reserves, well costs during the year, and future plans in developing proved undeveloped reserves.

(3)

Adjusted net income (loss) is defined as net income (loss) applicable to common stockholders adjusted to exclude certain charges or amounts in order to provide users of this financial information with additional meaningful comparisons between current results and the results of prior periods. Triangle presents this measure because (i) it is consistent with the manner in which the Company's performance is measured relative to the performance of its peers, (ii) this measure is more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the Company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP. We believe that net income (loss) is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to adjusted net income (loss).

About Triangle

Triangle (NYSE MKT: TPLM) is an independent energy company with a strategic focus on developing the Bakken Shale and Three Forks formations in the Williston Basin of North Dakota and Montana.  For more information, visit Triangle's website at www.trianglepetroleum.com.

Conference Call Information

As previously announced, Triangle will host a conference call Tuesday,  April 14, 2015 at 8:30 AM MT (10:30 AM ET) to provide an operational update and financial results of Triangle’s fourth quarter and full fiscal year 2015, followed immediately by a question and answer session. A live webcast of the conference call can be accessed by visiting the following link: http://www.videonewswire.com/event.asp?id=101935 or interested parties may dial-in using the conference call number (888) 347-6610. International parties may dial-in using (412) 902-4292. A recording of the conference call will be available through April 23, 2015 at (877) 344-7529 (conference # 10062769). For international participants, the replay dial-in number is (412) 317-0088 (conference # 10062769).

Fiscal Year 2015 Segment Income and Elimination (in thousands)

	Exploration and Production	Oilfield Services	Corporate and Other(a)	Eliminations and Other		Consolidated Total
Revenues
Oil, natural gas and natural gas liquids sales	$284,502	$-	$-	$-		$284,502
Oilfield services for third parties	-	294,526	-	(6,073)		288,453
Intersegment revenues	-	123,577	-	(123,577)		-
Total Revenues	284,502	418,103	-	(129,650)		572,955

Expenses
LOE, GTP, Production Taxes and other expenses	74,164	-	-	-		74,164
Depreciation and amortization	116,633	22,008	921	(15,507)		124,055
Cost of oilfield services	-	301,142	308	(84,854)		216,596
General and administrative	16,225	25,727	20,805	-		62,757
Total operating expenses	207,022	348,877	22,034	(100,361)		477,572

Operating Income	77,480	69,226	(22,034)	(29,289)		95,383
Other income (expense), net	51,216	(3,024)	(2,356)	(2,322)		43,514
Net Income (Loss) Before Income Taxes	$128,696	$66,202	$(24,390)	$(31,611)	(b)	$138,897

(a)

Corporate and Other includes Triangle's corporate office and several subsidiaries that management does not consider to be part of the exploration and production or oilfield services segments.  Also included are results from Triangle's investment in Caliber, including any changes in the fair value of equity investment derivatives.  Other than Caliber, these subsidiaries have limited activity

(b)	$31.6 million RockPile, Caliber, and other services consolidated elimination results in a $31.6 million reduction in oil and natural gas property expenditures.

*Reference Note 3 – Segment Reporting in our fiscal year 2015 Form 10-K for additional details

Q4 Fiscal Year 2015 Segment Income and Elimination (in thousands)

	Exploration and Production	Oilfield Services	Corporate and Other(a)	Eliminations and Other		Consolidated Total
Revenues
Oil, natural gas and natural gas liquids sales	$63,023	$-	$-	$-		$63,023
Oilfield services for third parties	-	94,066	-	(101)		93,965
Intersegment revenues	-	17,075	-	(17,075)		-
Total Revenues	63,023	111,141	-	(17,176)		156,988

Expenses
LOE, GTP, Production Taxes and other expenses	19,522	-	-	-		19,522
Depreciation and amortization	39,903	7,608	304	(4,225)		43,590
Cost of oilfield services	-	86,015	256	(11,796)		74,475
General and administrative	3,807	7,706	6,686	-		18,199
Total operating expenses	63,232	101,329	7,246	(16,021)		155,786

Operating Income	(209)	9,812	(7,246)	(1,155)		1,202
Other income (expense), net	49,789	(1,489)	(4,619)	(128)		43,553
Net Income (Loss) Before Income Taxes	$49,580	$8,323	$(11,865)	$(1,283)	(b)	$44,755

(a)

Corporate and Other includes Triangle's corporate office and several subsidiaries that management does not consider to be part of the exploration and production or oilfield services segments.  Also included are results from Triangle's investment in Caliber, including any changes in the fair value of equity investment derivatives.  Other than Caliber, these subsidiaries have limited activity

(b)	$1.3 million RockPile, Caliber, and other services consolidated elimination results in a $1.3 million reduction in oil and natural gas property expenditures.

*Reference Note 3 – Segment Reporting in our fiscal year 2015 Form 10-K for additional details

Reconciliation Tables (in thousands)

a)	Consolidated Adjusted net income (loss) per common stockholder (reference disclosure (3) in “Use of Segment Information and Non-GAAP Measures”)

	Q4 Fiscal 2015	Q4 Fiscal 2014	Fiscal 2015	Fiscal 2014
Net income attributable to common stockholders	$38,905	$14,249	$93,397	$73,480
(Gain) loss on equity investment derivatives	3,109	(3,953)	(553)	(39,785)
(Gain) loss on commodity derivatives	(50,605)	(2,146)	(64,050)	(1,082)
Realized gain (loss) on commodity derivatives	14,506	-	11,422	-
Other	(6,610)	1,972	(5,276)	932
Tax impact(a)	5,176	502	19,149	3,895
Adjusted Net Income	$4,481.2995	$10,624	$54,090	$37,439

Adjusted Net Income Per Common Share
Basic	$0.06	$0.12	$0.65	$0.55
Diluted(b)	$0.06	$0.11	$0.58	$0.48

Weighted Average Common Shares
Basic	77,207	85,677	83,611	68,579
Diluted	94,857	102,757	101,032	84,558

(a)	Tax impact is computed as pre tax-effected adjusting items multiplied by the Company's effective tax rate
(b)

Includes interest expense add-back of $1.0 million and $4.1 million net of income taxes and amounts capitalized for the 3 months and year ended January 31, 2015, respectively,  related to outstanding convertible note

b)	E&P stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”)

	Q4 Fiscal 2015	Fiscal 2015
Net Income (Loss) Before Income Taxes	$49,580	$128,696
Depreciation and amortization	39,903	116,633
Net interest expense	7,730	19,574
Stock-based compensation	323	1,155
Accretion of asset retirement obligations	(157)	167
Other	(7,049)	(5,406)
(Gain) loss on commodity derivatives	(50,605)	(64,050)
Realized gain (loss) on commodity derivatives	14,506	11,422
Adjusted-EBITDA	$54,231	$208,191

c)	Oilfield Services stand-alone Adjusted-EBITDA (reference disclosure (1) and (2) in “Use of Segment Information and Non-GAAP Measures”)

	Q4 Fiscal 2015	Fiscal 2015
Net Income (Loss) Before Income Taxes	$8,323	$66,202
Depreciation and amortization	7,608	22,008
Stock-based compensation	146	509
Net interest expense	1,061	2,704
Other	776	3,720
Adjusted-EBITDA	$17,914	$95,143

*Oilfield Services Adjusted-EBITDA calculated per RockPile credit facility

Forward-Looking Statements Disclosure

The information presented in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements include, but are not limited to, the risks discussed in the Company's annual report on Form 10-K and its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement as a result of new information, future developments, or otherwise.

Contact

Triangle Petroleum Corporation
Joe Magner,  Vice President, Capital Markets
303-260-7125
info@trianglepetroleum.com